VOYAGEUR TAX FREE FUNDS, INC.
                   VOYAGEUR INTERMEDIATE TAX FREE FUNDS, INC.

                          VOYAGEUR INSURED FUNDS, INC.
                              VOYAGEUR FUNDS, INC.

                            VOYAGEUR INVESTMENT TRUST
                          VOYAGEUR INVESTMENT TRUST II

                           VOYAGEUR MUTUAL FUNDS, INC.
                         VOYAGEUR MUTUAL FUNDS II, INC.
                         VOYAGEUR MUTUAL FUNDS III, INC.

                          VAM INSTITUTIONAL FUNDS, INC.

                   Multiple Class Plan Pursuant to Rule 18f-3

                         Adopted as of December 1, 1995


I.   PREAMBLE.

     Each of the funds listed below (each a "Fund", and collectively the "Funds"), is a separate series of one of the above-captioned registrants (each, a "Company"). Each Fund has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of shares in such Fund:

Voyageur Minnesota Tax Free Fund                  Voyageur Washington Insured Tax Free Fund
Voyageur North Dakota Tax Free Fund               Voyageur Florida Tax Free Fund
Voyageur Minnesota Limited Term Tax Free Fund     Voyageur Florida Limited Term Tax Free Fund
Voyageur National Limited Term Tax Free Fund      Voyageur Iowa Tax Free Fund
Voyageur Arizona Limited Term Tax Free Fund       Voyageur Wisconsin Tax Free Fund
Voyageur Colorado Limited Term Tax Free Fund      Voyageur Idaho Tax Free Fund
Voyageur California Limited Term Tax Free Fund    Voyageur Arizona Tax Free Fund
Voyageur Minnesota Insured Fund                   Voyageur California Tax Free Fund
Voyageur Arizona Insured Tax Free Fund            Voyageur National Tax Free Fund
Voyageur National Insured Tax Free Fund           Voyageur Colorado Tax Free Fund
Voyageur Colorado Insured Tax Free Fund           Voyageur Growth Stock Fund
Voyageur U.S. Government Securities Fund          Voyageur International Equity Fund
Voyageur Florida Insured Tax Free Fund            Voyageur Aggressive Growth Fund
Voyageur California Insured Tax Free Fund         Voyageur Growth and Income Fund
Voyageur Kansas Tax Free Fund                     VAM Global Fixed Income Fund
Voyageur Missouri Insured Tax Free Fund           VAM Short Duration Government Agency Fund
Voyageur New Mexico Tax Free Fund                 VAM Intermediate Duration Government Agency Fund
Voyageur Oregon Insured Tax Free Fund             VAM Government Mortgage Fund
Voyageur Utah Tax Free Fund                       VAM Short Duration Total Return Fund
VAM Intermediate Duration Total Return Fund       VAM Intermediate Duration Municipal Fund

This Plan sets forth the differences among classes of shares of the Funds, including distribution arrangements, shareholder services, expense allocations, conversion and exchange options, and voting rights.

II.  ATTRIBUTES OF SHARE CLASSES.

     The attributes of each existing class of the existing Funds with respect to distribution arrangements, shareholder services, and conversion and exchange options shall be as set forth in the following materials:

     A. Prospectus and Statement of Additional Information of each respective Fund dated March 1, 1995 (with respect to the

     Funds which invest primarily in municipal bonds).

     B.   Prospectus  and  Statement  of  Additional   Information  of  the  VAM
Institutional Funds dated August 1, 1995.

     C. Prospectus and Statement of Additional Information of each respective Fund dated September 1, 1995 with respect to the Funds which invest primarily in equity securities.

     D. Prospectus and Statement of Additional Information of U.S. Government Securities Fund dated November 1, 1995.

     E. Plan of Distribution for each Company and Fund in the form reapproved by the Board of Directors on April 21, 1995. Expenses of such existing classes of the Funds shall continue to be allocated in the manner set forth in III below. Each such existing class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement for shareholder services and the distribution of shares and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interest of any other class, and shall have in all other respects the same rights and obligations as each other class.

III. EXPENSE ALLOCATIONS.

     Expenses of the existing classes of the existing Funds shall be allocated as follows:

     A. Distribution fees and service fees relating to the respective classes of shares, as set forth in the materials referred to in II above, shall be borne exclusively by the classes of shares to which they relate.

     B. Except as set forth in A above, expenses of the Funds shall be borne at the Fund level and shall not be allocated on a class basis.

     Unless and until this Plan is amended to provide otherwise, the methodology and procedures for calculating the net asset value of the respective classes of shares of the Funds and the allocation of income and expenses among the respective classes shall be as set forth in the "Multi-Class Accounting Methodology" and "Report" dated October 4, 1993 rendered by KPMG Peat Marwick.

     The foregoing allocations shall in all cases be made in a manner consistent with each Company's private letter ruling from the Internal Revenue Service with respect to multiple classes of shares.

IV.  AMENDMENT OF PLAN; PERIODIC REVIEW.

     A. NEW FUNDS AND NEW CLASSES. With respect to any new portfolio of a Company created after the date of this Plan and any new class of shares of the existing Funds created after the date of this Plan, the Board of Directors/Trustees of such Company shall approve amendments to this Plan setting forth the attributes of the classes of shares of such new portfolio or of such new class of shares.

     B. MATERIAL AMENDMENTS AND PERIODIC REVIEWS. The Board of Directors/Trustees of each Company, including a majority of the independent directors/trustees, shall periodically review this Plan for its continued appropriateness and shall approve any material amendment of this Plan as it relates to any class of any Fund covered by this Plan.